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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2004

ADELPHIA COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 268-6300

Item 7. Financial Statement and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Exhibit A to Notice of Second Amendment of Financing Documents Related to Debtors' Motion for Order Pursuant to 11 U.S.C. §§ 105, 363, 503 and 507 Authorizing and Approving Commitment Letter and Related Documents for $8.8 Billion Exit Facility and Payment of Related Fees and Expenses.

Item 9. Regulation FD Disclosure.

        On June 17, 2004, Adelphia Communications Corporation (the "Company") and certain of its subsidiaries filed a notice (the "Notice") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") advising the Bankruptcy Court that on June 16, 2004, the Company and JPMorgan Chase Bank, J.P. Morgan Securities Inc., Credit Suisse First Boston, acting through its Cayman Islands Branch, Citicorp North America, Inc., Citigroup Global Markets Inc., Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. entered into an amendment to the amended and restated fee letter relating to the Company's proposed $8.8 billion exit financing facility.

        A copy of Exhibit A to the Notice, which summarizes certain changes reflected in the amendment to the amended and restated fee letter, in the form filed with Bankruptcy Court is included herewith as Exhibit 99.1.

        In accordance with general instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K (including exhibits) (this "Report") that is being furnished pursuant to Item 9 of Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), except as expressly set forth in such filing. This Report will not be deemed an admission as to the materiality of any information in this Report that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

        As a result of actions taken by management of the Company during the time that members of the Rigas family held senior executive positions: (a) the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001, or received its independent public accountants' report thereon or filed with the Securities and Exchange Commission (the "Commission") its Annual Report on Form 10-K for the years ended December 31, 2003, 2002 and 2001; (b) the Company's former independent public accountants, Deloitte & Touche LLP, suspended their auditing work on the Company's financial statements as of and for the year ended December 31, 2001 and withdrew the audit reports it had issued with respect to the financial statements of the Company; (c) the Company has not yet completed its financial statements or filed with the Commission its Quarterly Reports on Form 10-Q as of and for the quarterly periods ended March 31, 2004, September 30, 2003, June 30, 2003 and March 31, 2003; (d) the Company has not yet completed its financial statements or filed with the Commission its Quarterly Reports on Form 10-Q as of and for the quarterly periods ended September 30, 2002, June 30, 2002 and March 31, 2002; and (e) the Company expects to restate its financial statements for the years ended December 31, 2000 and 1999, and its interim financial statements for 2001 and possibly other periods. New management took control of the Company in May 2002, retained new independent auditors and began the preparation of financial statements for the periods in question. Current management believes that the public information provided by certain members of the Rigas family on other matters of interest to investors, such as the percentage of the Company's cable television systems that the Company believes have been upgraded to current standards, was unreliable. Until the completion of the restatement and the disclosure of restated financial results, previously reported financial information and other public information provided by the Rigas family should not be relied upon and information contained in this Report may have to be updated or supplemented. The Company is working to complete the restatement as promptly as possible and to obtain the opinion of its independent auditors on such restated financial statements. Receipt of an audit opinion with respect to the restated financial statements is a condition to consummation of the Company's proposed plan of reorganization and to consummation of the Company's proposed exit financing facilities.

Cautionary Statement Regarding Forward-Looking Statements

        This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements regarding the Company's and its subsidiaries' and affiliates' expected future financial position, results of operations, cash flows, process for sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the Company's pending bankruptcy proceeding, results of litigation against the Company and government investigations of the Company, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company's competitors, results and impacts of any process to sell the Company or its assets, customer response to repackaged services, pricing and availability of programming, equipment, supplies, and other inputs, the Company's ability to upgrade its network, technological developments, and changes in general economic conditions. Many of these factors are outside of the Company's control.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2004	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)
	By:	/s/ VANESSA A. WITTMAN Vanessa A. Wittman Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Exhibit A to Notice of Second Amendment of Financing Documents Related to Debtors' Motion for Order Pursuant to 11 U.S.C. §§ 105, 363, 503 and 507 Authorizing and Approving Commitment Letter and Related Documents for $8.8 Billion Exit Facility and Payment of Related Fees and Expenses.

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  Item 7. Financial Statement and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX